Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Q4 25 Q1 26 Q2 26 Q3 26 U.S. International Triple Tier Other International

Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Q4 25 Q1 26 Q2 26 Q3 26 U.S. International Triple Tier Other International

Q3'24 Q3'25 Q3'26 Subscription Hardware Advertising Other

60% 70% 80% 90% Q1 Q2 Q3 Q4E 2025 2026

FY21 FY22 FY23 FY24 FY25 FY26E Beyond Revenue COGS Opex • • • • • • •

# Q3 2026

# Shareholder Letter



9 November 2026 U.S. PST
10 November 2026 AEDT

## LAUREN ANTONOFF, CHIEF EXECUTIVE OFFICER



**Dear Shareholders,**

Q3 was a strong quarter for Life360 across multiple dimensions. Total GAAP revenue grew 40% to $174.1 million, led by better-than-expected subscription revenue. Subscription revenue was up 29% year over year, benefiting from Paying Circle growth and increased Average Revenue Per Paying Circle (ARPPC). Monthly Active Users (MAU) continues to show healthy growth, with international markets crossing 50 million active users, contributing to 5.3 million global net adds, bringing our total active users to 107.7 million. Paying Circles landed ahead of plan even as price increases began rolling out, reflecting the value members place on our product. GAAP Net Income was $22.5 million, including a one-time gain, with Adjusted EBITDA increasing 41% as our core subscription business scaled.

Our results stem directly from what makes Life360 special: families are motivated to stay connected and safe. Our focus on activating new registrations, engaging existing users, and delivering the right messages to the right members is contributing to MAU growth from all around the world and improving monetization.

Our large, engaged member base also supports our Advertising revenue which in Q3 2026 was more than triple our level in Q3 2025, benefiting from an acquisition earlier this year. Ads has become a meaningful contributor to our top line results just two years after launching the business, and we're excited about its potential to scale significantly over time.

### Strong Signals Across Our Business

We enjoy an enviable position in our market: the trust and family connections that define the Life360 experience continue to compound our advantages and add to our growth. Those advantages give us confidence in our trajectory and monetization upside over a multi-year horizon, particularly given the progress we're seeing in newer high-potential initiatives including Ads and Pets. Combining those market expansion opportunities with the significant benefits AI brings to Life360 and our members, we are optimistic about the future, including our path to achieving our objectives of 150 million MAU, $1 billion in revenue and 35% Adjusted EBITDA margins.

We see upside across all four pillars of our strategy, and I'll touch on results related to each.

*Growing Our User Base*

We are pleased with the results of our efforts to grow our active user base, especially in our focus territories.

Strong demand and conversion, as well as deeper penetration in our strongest states, continued to deliver growing U.S. MAU, up 14% to 55.8 million, or 1.8 million net additions.

International MAU grew faster, up 21% to 51.9 million, with 3.5 million net additions. In the UK, Australia, New Zealand, and Canada, where retention is strongest and families convert to paid at the highest rates, MAU grew even more quickly, up 24%.

**CORE MONTHLY ACTIVE USERS (MAU) (M)**



COVID-19
+20% YoY
+24% YoY
+14% YoY
Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Q4 25 Q1 26 Q2 26 Q3 26
U.S.
International Triple Tier
Other International

## LAUREN ANTONOFF, CHIEF EXECUTIVE OFFICER

Our work to optimize onboarding and engagement in international markets was an important driver in the third quarter. We're doing more marketing with key local influencers, establishing distribution partnerships, driving increased media interest and coverage, and tuning performance for local app stores and devices. We've also dedicated effort to Android performance and battery optimization, Google Sign-in, and Live Progress.

One influencer campaign drove a standout brand moment in Q3, with a measurable lift in our English-speaking international markets. We partnered with celebrity chef Jamie Oliver on "Finding Jamie While He Finds Himself," a short-form mini-series that showcased the Life360 family connection in a fun, unexpected way. While Jamie traveled the world meditating, doing yoga, and trying to "find himself", his family used Life360 to follow along and stay in touch.


Life360
Download Now
App Store
Google Play

The campaign's whimsical tone and clear product tie-in sparked a cultural conversation about location sharing and met or exceeded reach targets in every market where it ran. We generated nearly 100 million social views and drove a visible lift in Life360-related search. Most importantly, the campaign drove registrations, including double-digit increases in the UK and Canada, showing that creative marketing can deliver and reinforce brand awareness and also generate measurable growth.

Opportunities to meaningfully increase our user base exist in every market where Life360 operates around the world. We began marketing in focus markets including Brazil, Mexico, and Germany this year, and we now have a clearer appreciation for the needs in each country. In Germany, we've had success with both acquisition and retention, and we are investing more in marketing there. As we've spent more time with customers in Latin America, we've decided to focus our efforts on localizing our product capabilities ahead of scaling marketing further. Our core value props around connection and safety resonate around the world, but what safety means to customers in different markets varies. Investing in this foundation for scale helps sustain our significant runway for MAU expansion, with an increasingly efficient and monetizable funnel over time.

*Scaling Our Paid Offerings*

Even as our free user base continues to grow, more of our active members are finding value in paying for the sense of comfort, community, and safety we provide. Paying Circles grew 26% to 3.4 million, and we added 188,000 net new paying circles, a third-quarter record. Conversion to paid was strong across the world, with Paying Circles in the U.S. up 24% and International up 31%. ARPPC grew 4%, with U.S. growth primarily from members choosing or retaining higher-value plans as a result of our ongoing AI-driven optimization efforts. I'll add more on our AI initiatives and monetization engine later.

Our first change to U.S. monthly pricing in several years began rolling out and is going well: we're seeing good conversion to paid, solid uptake of higher price tiers, and churn is holding in line with our expectations.

**PAYING CIRCLES BY GEOGRAPHY (000s)**


COVID-19
Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Q4 25 Q1 26 Q2 26 Q3 26
+29% YoY
+34% YoY
+24% YoY
U.S.
International Triple Tier
Other International

*Expanding Our Revenue Streams*

Subscriptions remain our most important growth driver today, and we're confident in both the near-term and long-term potential for that to continue. Recent signals have been very positive—member growth, Paying Circle growth, pricing uptake—and we're confident in our ability to reach a much larger segment of the massive and expanding market of untapped Life360 users over time.

At the same time, the value of our trusted customer relationships and the information they share with us has opened up many new and exciting possibilities, with advertising—now our second largest revenue contributor—at the top of the list. Much of our work this year has been establishing a high-scale foundation for the ads business—integrating acquisitions, building out our sales team and pitch, and extending our capabilities both on and off the Life360 app. While differentiated targeting, scale and new formats are getting us noticed, what matters most is the results we drive for our advertising partners. The impact of this work is promising, but commercialization has taken a bit longer than we expected, as we establish Life360 Ads as a B2B brand. Member trust is paramount, so we hold a high bar for privacy and member experience and took a cautious approach in on-app ads, including the introduction of new premium ad formats. Early results have been positive, but landing late to capture a meaningful share of 2026 budgets.

That said, the biggest brands in autos, finance, retail, and consumer goods are investing with us and seeing good results, and engagement with new high-value formats like in-app video is especially encouraging. We've been building proof points with advertisers in the second half, and are seeing good signals for early 2027. In recent campaigns that included a 17% lift in visits to a specialty retailer, $3.90 in incremental sales for every $1 of ad spend for a major CPG brand, and a 39% lift in visits to an automotive dealership, as measured by Life360 Uplift and third-party studies.

To further strengthen our advertising business, we recently welcomed Donna Sharp to lead Life360 Ads. Donna has spent her career helping brands and companies with unique first-party data build scaled advertising businesses, and she has the industry track record, contacts, and vision to help us scale advertising on and off Life360. We're thrilled to have her here.

We expect revenue to build as we earn a larger share of advertiser budgets in 2027 and beyond, and we have a lot of optimism about our runway in advertising.

Beyond our established subscriptions and ads business, we've highlighted many opportunities to extend our reach to more families and more ways to keep them connected, safe, and coordinated. The most visible of these emerging opportunities today is Pets. Among our 107 million-plus members, we estimate more than 60% have pets, and we're impressed that they've created over 10 million pet profiles on Life360.


Before or without kids
The family years
After the kids leave
Expands our audience
Families are our core audience, and couples and friends also join; Tile and Pet GPS give more people a reason to join
Deepens engagement
Devices give members more opportunities to engage with the product, beyond checking on their family
Retains subscribers
Pets don't go to college. Tile-first subscribers and Pet GPS cohorts retain better than standalone subscriptions, with early signals of bundle uplift

We're still in the early days of making pets a part of the Life360 family, with Pet GPS and Pet Tag as our first offerings, and we've identified a broader opportunity extending well beyond keeping tabs on pets. One of my favorite examples is Zoomies, a fun pet-tracking notification that went viral on TikTok, illustrating how real product delight earns organic engagement. We are now building experiences to help every pet parent, even those who don't have a tracker, keep their pets happy and healthy.

Building out new verticals around Pets and other family members takes time to ramp. We believe these will become a key element of our family ecosystem and a meaningful contributor to our business. Revenue specifically from Pets is small today, and we expect growth from devices, subscriptions, and ads related to pets over time. Our motivation goes beyond this: serving more of the family expands our TAM, and we expect clear benefits to retention and engagement as we support broader and deeper family connections We're already seeing early retention benefits from the Pet GPS bundle from new subscribers, as well as existing subscribers who have added Pet GPS. We share more on this investment in Russell's portion of this letter and our investor presentation.

**Harnessing the Benefits of AI**

AI has worked its way into everything we do, and I want to focus here on two key areas: first, our initial offerings to help families make the most of emerging personal AI assistants and second, specific examples of AI benefiting the business.

What makes Life360 so beloved by millions of families around the world is that we take passive signals about location from the set of people you care about, whether they use an iPhone or Android, and turn that into an experience that gives people peace of mind, and

even joy, while powering safety features like crash detection and emergency response. Those signals, together with our understanding of family relationships, form the basis of our family intelligence that is powering new experiences for our members and better business outcomes for shareholders.

A prime example of this in action is our use of AI to help our members manage everyday life and stay connected to their families. The launch of personal AI assistants promises to simplify everyday coordination, and we know from decades of helping families connect that what matters most in family life is staying close to the people you love most.

We've earned the trust of more than 100 million people with answers and reassurance about their family. Now, connecting to emerging AI assistants will allow us to empower those people to use our family intelligence to do even more.

I'm excited to announce that as of last week, families using AI assistants, like Meta's Muse, can leverage our family intelligence platform, connecting through third-party agents to get answers to questions that make family logistics easier. A few examples—an agent ordering dinner can check when the family is arriving home; an agent that connects to a home automation system could turn on the porch light as kids arrive home from practice; and an agent monitoring activities in email could tell Life360 to put the upcoming soccer game on the map, so when grandma opens Life360, she can see where and when to join the fun.


Opening Life360 family intelligence to AI agents
USERS
INTERFACE
PLATFORM
Family Member
Family's external info
External AI Agent
Is everyone where they need to be?
Help!
Turn on the lights before we get home.
When should I place the dinner order?
Life360 AI connector (MCP)
Family Intelligence
Unique real-world, real-time data about each family, shared only with a member's permission

Still, as many technology platforms race to hand tasks over to agents, they are actually moving away from human connection. There is a valuable role for Life360 to play in the agentic ecosystem, but what will continue to differentiate us is our unique real-world, real-time data, which lets us craft experiences that keep members coming back, not just because these experiences are useful, but because it feels good to stay connected. While our family intelligence will help families use agents for transactional tasks, its real power lies in enriching the experiences people have when they check on their family in the app—those that delight members and foster the emotional connection between real people in real life. As we bring more AI-powered experiences into the app in future quarters, we'll give members new reasons to come to the app, in parallel with adoption of off-app agentic use of our family intelligence. Consumer adoption of AI brings with it a meaningful opportunity for Life360 to increase the value we deliver.

In addition to enabling AI assistants for our members, we've shared the many ways that AI adoption internally is making measurable differences for us over time. It's helping us accelerate productivity and redirect investment into higher-value opportunities, and we're seeing top-line benefits now too. We built a monetization engine powered by our family intelligence, and now we're expanding its use to help lift user growth, engagement, and conversion. As each member onboards, the engine decides, in a fraction of a second, which feature, offer, or payment type is most relevant and routes the member accordingly. Each decision feeds data back into the model, so each new use is smarter than the last. This same model is used to engage existing members and direct them to those capabilities and messages most likely to drive engagement and conversion. Two concrete benefits we've seen are an increase in Platinum-tier subscriptions and greater adoption of web-based billing, improving our top and bottom lines.

## Summary

Overall, we had a strong Q3, and we're excited about the revenue momentum going into Q4 and 2027. We're seeing evidence that advertisers value what we offer. The Pets business is promising, and we see many more opportunities to extend our reach over time. The trust families place in us gives us a durable place in an AI-driven world, as the human connection we're built around becomes even more valuable.

Most importantly, the core of Life360 is strong: our subscription engine is humming, our global user base is growing, and we still have a long runway ahead.

Sincerely,

**Lauren Antonoff**
Chief Executive Officer

## RUSSELL BURKE, CHIEF FINANCIAL OFFICER



**Dear Shareholders,**

My Q2'26 letter outlined our expectations for a strong financial setup in the back half of the year and I'm pleased to report that this is reflected in our Q3'26 results. As Lauren noted in her letter, the core business continues to grow strongly. We achieved record global net Paying Circle additions for a third quarter, and we delivered strong quarterly growth in Monthly Active Users (MAU). Total Revenue was $174.1 million, with growth accelerating to a 40% year-over-year (YoY) increase.

The financials referenced here are unaudited for Q3 2026 and denominated in US dollars.

### Revenue

Q3'26 revenue growth reflected that strong performance across the core business. Subscription revenue increased 29% YoY to $124.2 million.

Core subscription revenue (which excludes legacy hardware-related subscriptions) was $119.9 million, up 32% YoY. This was primarily driven by volume with a 26% uplift in Paying Circles. ARPPC was 4% higher, which primarily reflected a shift in product mix to higher priced offerings and the early impact of recent U.S. price increases.

U.S. subscription revenue increased 27% YoY, supported by Paying Circles growth which benefited from improved conversion metrics. International subscription revenue increased 40% YoY, with an outstanding performance from the core territories of UK, Australia, New Zealand and Canada.


Q3 REVENUE ($M)
$93
$8
$12
$72
$124
$10
$7
$11
$96
$174
$16
$25
$9
$124
Q3'24
Q3'25
Q3'26
Subscription
Hardware
Advertising
Other

Hardware revenue decreased 20% YoY to $9.0 million, primarily driven by lower hardware units shipped due to a larger than expected impact following our strategic exit from brick-and-mortar retail channels. The Average Selling Price of hardware units shipped increased 18% YoY primarily due to these changes in channel mix and lower discounts.

Advertising revenue of $25.4 million more than tripled in size YoY reflecting the acquisition of Nativo and continuing ramp of the business. While this was good momentum, it was lower than we anticipated, as we made adjustments to the sales motion and the ad experience for members to get this right.

Other revenue increased 61% YoY to $15.5 million, including partnership revenue recognized during the quarter.

Annualized Monthly Revenue reached $578.0 million, an increase of 29% YoY, underpinned by continued subscriber growth and other recurring revenue.

### Gross Profit and Margin

Q3'26 gross profit was $134.0 million, with a gross margin of 77%, driven by the distinct margin profiles of our four revenue streams.

Subscription gross margin increased to 87% from 85% YoY, benefiting from the shift toward higher-priced offerings. As expected, hardware gross margin declined to (19)% from (3)% YoY, reflecting the ramp in Pet GPS, partially offset by lower tariff costs.

## RUSSELL BURKE, CHIEF FINANCIAL OFFICER

As we've said before, we are using hardware as an acquisition tool for paid subscriptions, with further benefits from improved retention. Our Q3'26 investor presentation illustrates the unit economics of Pet GPS. There is a negative impact to gross margin in Year 1 reflecting costs associated with the Pet GPS device. In Q4'26, we expect a modest drag on Adjusted EBITDA of approximately ($6) million which is included in our guidance. On a cohort basis, the benefit will be felt in Year 2 and beyond through the higher gross margin associated with subscriptions. We expect new subscriptions associated with Pets to ramp over time, and to deliver incremental subscribers and subscription revenue, along with improved retention as we broaden our use case to families at every life stage.

Advertising gross margin of 55% was lower than the same quarter last year as we scaled the business and delivered incremental revenue that has a higher associated direct cost of revenue. This mainly includes traffic acquisition and hosting costs associated with building a full stack digital advertising platform with the Nativo acquisition. As we continue to scale the business, we expect favorable operating leverage to sharply increase contribution from this business.

Other gross margin increased to 89% from 88% in Q3'25 due to higher-margin partnership revenue.

### Operating Expenses

Operating expenses as a percentage of revenue decreased to 72% in the current quarter from 73% in Q3'25 and from 80% in Q2'26 as we continue to drive operating leverage.

Operating expenses increased 38% YoY, primarily reflecting higher personnel-related costs due to Company growth, the acquisition of Nativo, higher app store commissions and growth media spend.

Research and development costs increased 25% YoY, primarily driven by higher personnel-related costs, including from the Nativo acquisition, and higher technology expenses due to Company growth.



GAAP OPERATING EXPENSES AS A % OF REVENUE
90%
80%
70%
60%
Q1
Q2
Q3
Q4E
2025
2026

Sales and marketing costs increased 52% YoY, primarily driven by higher personnel-related expenses due to the acquisition of Nativo, higher app store commissions tied to subscription revenue growth, and increased growth media costs due to the planned timing of spend to support strategic initiatives.

General and administrative expenses increased 30% YoY, primarily due to Company growth, including higher personnel-related costs, and increased travel and entertainment expenses.

### Profitability

GAAP net income was $22.5 million, which includes a $17.8 million gain from the increase in value of our investment in Hubble. Basic EPS was $0.28 and Diluted EPS was $0.26. Adjusted EBITDA of $34.6 million increased 41% from $24.5 million in Q3'25, driven by continued strong high-margin revenue growth, and the scaling of the business. The Adjusted EBITDA margin of 20% was ahead of our Q3 outlook of 18%, reflecting the earlier than expected contribution of partnership revenue.

### AI Transition

In my Q2'26 letter, I outlined how we are reshaping our technology organization to accelerate our transition to an AI-native operating model. Lauren noted in her letter that this has translated into improved productivity; we are encouraged to see this beginning to translate into improved financial metrics as well, with Q3 delivering an early revenue impact from increased conversion to our highest Platinum tier.

We are also starting to see our AI tools enable a managed flow of new subscribers into web-based billing. Additionally, we are actively managing AI costs to support operating leverage, through a combination of model selection, optimization of token usage, and the benefit of ongoing market-wide reductions in model pricing. We expect these efforts to deliver meaningful benefits from 2027 onwards.

## RUSSELL BURKE, CHIEF FINANCIAL OFFICER

### Balance Sheet and Cash Flow

We ended Q3'26 with $465.0 million in cash, cash equivalents, restricted cash, and short-term investments, and we generated operating cash flows of $27.2 million, up 3% year-over-year.

Following the announcement of our share repurchase program in May 2026, we have repurchased shares of common stock through the end of Q3'26 for an aggregate purchase consideration of $44.4 million. This leaves approximately $180.6 million available for future repurchases under the program.

Our repurchase activity is in line with our commitment to return value to our shareholders, and reflects the disciplined approach we outlined when the Board authorized the program. We plan to offset dilution measured by stock-based compensation expense on a rolling 12-month basis from the launch of the program, and we have exceeded that target to the end of Q3. We will remain opportunistic and retain the flexibility to adjust the pace and timing to market conditions.

### Financial Outlook

Our full year guidance reflects our long-term commitment to balance investment to drive future growth with sustainable profitability underpinned by expanding margins:

- MAU growth of 17% to 20% (unchanged);
- Consolidated revenue of $665 million to $681 million (YoY growth of 36% to 39%), increased from $650 million to $685 million, comprised of:
  - Subscription revenue of $483 million to $488 million, increased from $475 million to $480 million;
  - Hardware revenue of $35 million to $40 million, narrowed from $35 million to $45 million;
  - Advertising revenue of $98 million to $102 million, narrowed from $98 million to $115 million;
  - Other revenue of $49 million to $51 million, increased from $42 million to $45 million;
- Adjusted EBITDA of $132 million to $138 million, narrowed from $130 million to $140 million previously, which represents a margin of approximately 20%.

### Quarterly Financial Modeling

Our full year guidance implies a significant uplift in Q4'26 revenue and Adjusted EBITDA. Following a strong performance in Q3'26, subscription revenue growth is expected to accelerate due to the momentum in Paying Circle additions through Q3, the shift to higher priced tiers, and the recent price increases across the existing subscriber base. We expect those price increases to soften the rate of U.S. Paying Circle additions in Q4'26, with churn to date in line with our estimates. Advertising revenue is expected to reflect a seasonal uplift in Q4, although somewhat less than we previously forecast.

We expect Q4 Adjusted EBITDA margin to lift as Q4'26 operating expenses as a percentage of revenue decline versus Q4'25, consistent with prior guidance.

We expect this margin expansion to be underpinned by revenue scale, cost efficiencies and investment in new growth initiatives undertaken in the first half of the year.

Looking forward, our operating leverage allows us to invest in future growth while continuing to expand margins over time.

**OPERATING LEVERAGE $M**


FY21
FY22
FY23
FY24
FY25
FY26E
Beyond
Revenue
COGS/Opex

Sincerely,

**Russell Burke**
Chief Financial Officer

# Appendix

# Disclaimer

Certain statements in these materials constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are not historical in nature, including the words "anticipate", "expect", "suggests", "plan", "believe", "intend", "estimates", "targets", "projects", "should", "could", "would", "may", "will", "forecast," "opportunity," "goal," "vision," "outlook" and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: the Company's growth strategy and business plan and its ability to effectively manage its growth and meet future capital requirements; its expectations regarding future financial performance, including its expectations regarding its revenue, revenue growth, adjusted EBITDA, and operating cash flow, and its ability to achieve or maintain future profitability; its ability to further penetrate, maintain, expand, and increase monetization of its member base; its expectations regarding and other member metrics, and the drivers thereof; its ability to expand internationally and the significance of its global opportunity; its ability to anticipate market needs or develop new, or enhance existing, products and services to meet those needs; its ability to increase sales of its products and services; and its ability to realize the anticipated benefits and synergies of its acquisitions and the potential impact of the acquisitions on the Company's business strategy, financial condition, and growth prospects; its AI-enabled "family intelligence" capabilities and assistant integrations; its advertising outlook; and its partnership with Hubble. Such forward-looking statements are prediction, projections and other statements about future events that are based on current expectations and assumptions and, as a result, involve known and unknown risks, uncertainties, assumptions and other important factors, many of which are beyond the control of the Company and which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. For a discussion of such risks and uncertainties, please refer to the risk factors described in the Company's filings with the SEC, including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements are provided as a general guide only, and should not be relied on as an indication or guarantee of future performance. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Given these uncertainties, recipients are cautioned to not place undue reliance on any forward-looking statement. Forward-looking statements speak only as of the date they are made. Subject to any continuing obligations under applicable law the Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements in these materials to reflect any change in expectations in relation to such forward-looking statements or any change in events, conditions or circumstances on which any such statement is based.

These materials contain certain measures of financial performance not determined in accordance with U.S. generally accepted accounting principles ("GAAP"), including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP Operating Expenses (the "non-GAAP financial measures"). The non-GAAP financial measures are used by Company management to evaluate financial performance of, and determine resource allocation for, each of the Company's operating segments. Items excluded from each of the non-GAAP financial measures are significant components in understanding and assessing financial performance. The non-GAAP financial measures should not be considered in isolation, or as alternatives to, or substitutes for, net income, net income margin, income from operations, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the Company's consolidated financial statements as indicators of financial performance or liquidity. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying definitions, the non-GAAP financial measurements as presented may not be comparable to other similarly titled measures of other companies. Please refer to the Appendix, and the Appendix of the Investor Presentation for a reconciliation of these financial measures to the most directly comparable financial measure prepared in accordance with GAAP.

These materials include our trademarks and trade names that we own or license and our logo. This presentation also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in these materials appear without any "TM" or "®" symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. We do not intend our use or display of other parties' trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. These materials include industry and market data derived from internal analyses based upon publicly available data or other proprietary research and analysis, surveys or studies conducted by third parties and industry and general publications. Unless otherwise indicated, information contained in this presentation concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on these various sources. Because this information involves a number of assumptions and limitations, you are cautioned not to give undue weight to such information. We have not independently verified market data and industry forecasts provided by any of these or any other third-party sources referred to in this presentation.

All values are stated in US dollars unless otherwise stated.

Note: Numbers may not add or recalculate due to rounding

# GAAP to Non-GAAP reconciliations

## Cost of revenue

| $M | | Three Months Ended September 30, 2026 | | 2025 |
|---|---|---|---|---|
| Cost of subscription revenue, GAAP | $ | 16.3 | $ | 14.0 |
| Less: Depreciation and amortization, GAAP | | (1.7) | | (1.7) |
| Less: Stock-based compensation, GAAP | | (0.5) | | (0.5) |
| **Total cost of subscription revenue, Non-GAAP** | **$** | **14.1** | **$** | **11.8** |
| Cost of hardware revenue, GAAP | $ | 10.7 | $ | 11.7 |
| Less: Depreciation and amortization, GAAP | | (1.0) | | (1.0) |
| Less: Stock-based compensation, GAAP | | (0.4) | | (0.4) |
| **Total cost of hardware revenue, Non-GAAP** | **$** | **9.3** | **$** | **10.3** |
| Cost of advertising revenue, GAAP | $ | 11.5 | $ | 0.5 |
| Less: Depreciation and amortization, GAAP | | (0.6) | | (0.2) |
| Less: Stock-based compensation, GAAP | | (0.2) | | — |
| **Total cost of advertising revenue, Non-GAAP** | **$** | **10.8** | **$** | **0.3** |
| Cost of other revenue, GAAP | $ | 1.7 | $ | 1.1 |
| **Total cost of other revenue, Non-GAAP** | **$** | **1.7** | **$** | **1.1** |
| Cost of revenue, GAAP | $ | 40.1 | $ | 27.4 |
| Less: Depreciation and amortization, GAAP | | (3.3) | | (2.9) |
| Less: Stock-based compensation, GAAP | | (1.0) | | (0.9) |
| **Total cost of revenue, Non-GAAP** | **$** | **35.8** | **$** | **23.6** |

## Operating expenses

| $M | | Three Months Ended September 30, 2026 | | 2025 |
|---|---|---|---|---|
| Research and development expense, GAAP | $ | 40.6 | $ | 32.4 |
| Less: Stock-based compensation, GAAP | | (9.1) | | (7.3) |
| Less: Other, GAAP | | (0.3) | | — |
| **Total Research and development, Non-GAAP** | **$** | **31.2** | **$** | **25.1** |
| Sales and marketing expense, GAAP | $ | 59.3 | $ | 39.0 |
| Less: Depreciation and amortization, GAAP | | (2.8) | | (1.1) |
| Less: Stock-based compensation, GAAP | | (3.1) | | (2.1) |
| **Total Sales and marketing expense, Non-GAAP** | **$** | **53.4** | **$** | **35.9** |
| General and administrative expense, GAAP | $ | 26.1 | $ | 20.0 |
| Less: Stock-based compensation, GAAP | | (6.9) | | (4.7) |
| **Total General and administrative expense, Non-GAAP** | **$** | **19.2** | **$** | **15.4** |
| Total Operating expenses, GAAP | $ | 126.0 | $ | 91.4 |
| Less: Depreciation and amortization, GAAP | | (2.8) | | (1.1) |
| Less: Stock-based compensation, GAAP | | (19.1) | | (14.0) |
| Less: Other, GAAP | | (0.3) | | — |
| **Total Operating expenses, Non-GAAP** | **$** | **103.7** | **$** | **76.4** |

Note: Numbers may not add or recalculate due to rounding.

# Non-GAAP Financial Measures

## Adjusted EBITDA

| | Three Months Ended September 30, | | | |
|---|---|---|---|---|
| $M | | 2026 | | 2025 |
| Net income | $ | 22.5 | $ | 9.8 |
| Add (deduct): | | | | |
| Gain on change in fair value of investments[1] | | (17.5) | | (0.8) |
| Provision for income taxes | | 6.0 | | 0.4 |
| Depreciation and amortization[2] | | 6.1 | | 3.9 |
| Interest income | | (4.1) | | (4.7) |
| Other expense, net | | 1.1 | | 1.0 |
| Acquisition-related transaction and integration costs[3] | | 0.3 | | — |
| Stock-based compensation | | 20.2 | | 14.9 |
| **Adjusted EBITDA** | **$** | **34.6** | **$** | **24.5** |

1 Relates to the changes in fair value of the Convertible Note Investment and Related Party Investment. Refer to the Q3'26 10-Q for the definition and additional information on the Convertible Note Investment and Related Party Investment.

2 Includes depreciation on fixed assets and amortization of intangible assets.

3 Relates to costs incurred in connection with the acquisition of Nativo, Inc., including one-time bonus payments.

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance.

**Adjusted EBITDA**

In addition to total revenue, net income and other results under GAAP, we utilize a non-GAAP calculation of adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"). Adjusted EBITDA is defined as net income, excluding (i) gain on change in fair value of investments, (ii)provision for income taxes, (iii) depreciation and amortization, (iv) interest income, (v) other expense, net, (vi) acquisition-related transaction and integration costs, and (vii) stock-based compensation.

These items are excluded from Adjusted EBITDA because they are non-cash in nature, because the amount and timing of these items are unpredictable, or because they are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included Adjusted EBITDA in this presentation because it is a key measurement used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. However, this non-GAAP financial measure is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. As such, you should consider this non-GAAP financial measure in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net income, and our other GAAP results.

The table presents a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA.

Note: Numbers may not add or recalculate due to rounding.